Exhibit 15.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-263834) of Versus Systems Inc. (the “Company”) and the Registration Statement on Form S-8 (No. 333-256302) of the Company of our report dated November 30, 2021 relating to the consolidated financial statements for the year ended December 31, 2020, appearing in the Annual Report on Form 20-F of Versus Systems Inc. for the year ended December 31, 2022.

/s/ DAVIDSON & COMPANY LLP
Vancouver, Canada	Chartered Professional Accountants
March 29, 2023